DOCTOR'S INN, INCORPORATED
                                 F-6




                          Table of Contents




Independent Auditors' Report                                     F-7

Financial Statements

    Balance Sheets                                               F-8

    Statements of Income                                         F-9

    Statement of Stockholders' Equity                           F-10

    Statements of Cash Flows                                    F-11

Notes to Financial Statements                                   F-12









                    INDEPENDENT AUDITORS' REPORT




Board of Directors and Stockholders
Doctor's Inn, Incorporated
El Paso, Texas



We have audited the balance sheet of Doctor's Inn, Incorporated as of December 31, 1995 and the related statements of income, stockholder's equity, and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Doctor's Inn, Incorporated as of December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.




                             /s/ Ehrhardt Keefe Steiner & Hottman PC
                                 Ehrhardt Keefe Steiner & Hottman PC
August 9, 1996
Denver, Colorado




                           Balance Sheets

                                              December 31,      June 30,
                                                1995             1996
                                                            (Unaudited)
                                Assets
Current assets
  Cash                                        $     2,940     $  211,734
  Accounts receivable, less allowance for
   doubtful accounts of $65,000                   376,963        372,056
  Other current assets                              4,674          6,612
   Total current assets                           384,577        590,402

Property and equipment (Note 2)                   516,991        523,187
 Less accumulated depreciation and               (463,173)      (474,181)
  amortization
                                                   53,818         49,006

Total assets                                  $   438,395      $ 639,408

                 Liabilities and Stockholder's Equity
Current liabilities
 Checks written in excess of bank             $    29,667      $      -
  balance
 Accounts payable - trade                          39,975         38,701
 Accrued expenses (Note 3)                        175,556        165,244
   Total current liabilities                      245,198        203,945

Commitments and contingencies (Note 3)

Stockholder's equity
  Common stock; $1.00 par value; 500,000
   shares authorized; 2,000 shares issued              2,000       2,000
   and outstanding
 Additional paid-in capital                           18,000      18,000
 Retained earnings                                   173,197     415,463
   Total stockholder's equity                        193,197     435,463

Total liabilities and stockholders'               $  438,395   $ 639,408
equity

                        Statements of Income


                           For the Years Ended      For the Six Months Ended
                              December 31,                June 31,                     30,
                            1994        1995            1995        1996
                                                          (Unaudited)
Revenues                 $ 2,503,291 $ 3,072,612    $ 1,421,342  $ 1,626,822

Cost of services
 provided                  1,051,408   1,711,762        637,175      776,352
General and
 administrative expenses   1,213,922   1,051,786        451,129      559,336
Marketing expenses            15,365       9,768          5,691        9,912
                           2,280,695   2,773,316      1,093,995    1,345,600

Income from operations       222,596     299,296        327,347      281,222

Other expenses
 Interest expense, net         3,128       1,436            479           -

Net income before pro
 forma adjustment            219,468     297,860        326,868      281,222

Pro forma adjustment -
 provision for income
 taxes                        74,619     101,272        111,135       95,615

Pro forma net income       $ 144,849   $ 196,588     $  215,733   $  185,607

Pro forma net income per
 common share              $   72.43   $   98.29     $   107.87   $    92.81

Weighted average common
 shares outstanding            2,000       2,000          2,000        2,000




                  Statement of Stockholders' Equity


                                           Additional               Total
                       Common Stock         Paid-In   Retained  Stockholders'
                    Shares      Amount      Capital   Earnings     Equity
Balance, December   2,000      $ 2,000    $18,000     $173,199    $193,199
 31, 1993

Shareholder            -            -          -      (321,818)   (321,818)
 distributions

Net income             -            -          -       219,468     219,468

Balance, December   2,000        2,000     18,000       70,849      90,849
 31, 1994

Shareholder            -            -          -      (195,512)   (195,512)
 distributions

Net income             -            -          -       297,860     297,860

Balance, December   2,000        2,000     18,000      173,197     193,197
 31, 1995

Shareholder            -            -          -       (38,956)    (38,956)
 distributions

Net income             -            -          -       281,222     281,222
 (unaudited)

Balance, June 30,
 1996 (unaudited)  2,000        $2,000     $18,000    $415,463    $435,463


                      Statements of Cash Flows


                            For the Years Ended      For the Six Months Ended
                                December 31,                 June 30,
                              1994        1995          1995          1996
                                                            (Unaudited)
Cash flows from operating
activities
 Net income                  $219,468   $297,860      $326,868    $281,222
  Adjustments to reconcile
   net income to net cash
   provided by operating
   activities -
   Depreciation and            29,527     18,470         9,235      11,008
    amortization
   Change in assets and
    liabilities -
     Accounts receivable       61,340   (174,963)      (67,597)      4,907
      Prepaid expenses          8,608         -         (2,885)     (1,938)
      Checks written in
       excess of bank balance      -      29,667             -     (29,667)
      Accounts payable          6,711     11,968        (3,310)     (1,274)
      Accrued expenses         12,469       (780)       37,054     (10,312)
                              118,655   (115,638)      (27,503)    (27,276)
       Net cash provided by
        operating activities  338,123    182,222       299,365     253,946

Cash flows from investing
 activities
  Purchases of property and   (17,262)        -             -       (6,196)
   equipment
 Proceeds from sale of             -      14,202            -           -
  equipment
       Net cash (used in)
        provided by investing (17,262)    14,202            -       (6,196)
        activities

Cash flows from financing
 activities
  Distributions to           (321,818)  (195,512)    (175,652)     (38,956)
   shareholders
       Net cash used in
        financing activities (321,818)  (195,512)    (175,652)     (38,956)

Cash (decrease) increase         (957)       912      123,713      208,794

Cash - beginning of year        2,985      2,028        2,028        2,940

Cash - end of year            $ 2,028   $  2,940     $125,741     $211,734

Supplemental disclosure of cash flow information
     Cash paid during the period for interest was $3,128, $1,436, $479, and $0 for December 31, 1994 and 1995, and the six months ended June 30, 1995 and 1996, respectively.


Note 1 - Summary of Significant Accounting Policies

Nature of Business and Organization

Doctors'     Inn,     Incorporated     (the     Company)     provides
industrial/occupational medical and related services to employees and prospective  employees of subscribing businesses  and  various  other medical services to individuals in the El Paso, Texas area.

Interim Financial Statements (Unaudited)

In the opinion of the Doctor's Inn, Incorporated, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company at June 30, 1996 and the results of its operations and changes in cash flows for the six months ended
June 30, 1995 and 1994. The results of operations for the six months ended June 30, 1996 and 1995 are not necessarily indicative of the results to be expected for a full year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company maintains cash in depository accounts which, at times, may exceed FDIC insurance limits.

Accounts Receivable

In the normal course of business, the Company extends unsecured credit to virtually all of its customers related to providing industrial/occupational medical and related services. All customers are located in close proximity to the Company's office which is located in the El Paso, Texas.

Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance by the Company's customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

Revenue Recognition

Revenue  is  recognized  when  services  are  rendered  at  the   net
realizable amounts expected to be received from payors, patients  and others.


Note 1 - Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The   carrying  amounts  of  financial  instruments  including  cash, receivables, accounts payable and accrued expenses approximated  fair value  as  of  December 31, 1995 and June 30, 1996,  because  of  the relatively short maturity of these instruments.

Property and Equipment Property and Equipment

Property and equipment are stated at cost.   Depreciation is computed
on  the  straight-line method over the estimated useful lives of  the assets which is five to seven years.

Net Income Per Common Share

Net income per common share has been computed based on the weighted average number of common shares outstanding during each year.

Income Taxes

The  Company  currently operates as an S corporation.   As  such,  no
provision for income taxes for the Company has been provided  in  the accompanying financial statements as any income or loss  is  included on  the  income tax returns of the shareholders.  The pro  forma  tax provision and net income, assuming a 34% tax rate, discloses the  tax expense  incurred  had  the Company been a C-Corporation  subject  to
Federal income taxes.


Note 2 - Property and Equipment

Property and equipment consist of the following:

                                              December 31,      June  30,
                                                 1995            1996
                                                               (Unaudited)
   Medical equipment                           $  419,844      $  425,201
   Furniture, fixtures, and equipment              58,184          59,023
   Leasehold improvements                          38,963          38,963
                                                  516,991         523,187
       Less accumulated depreciation  and        (463,173)       (474,181)
        amortization

                                                $  53,818      $   49,006


Note 3 - Pension Plan

The Company has a defined benefit pension plan covering substantially all full-time employees with more than one year of service per year. Participants vest 100% after six years of service or upon reaching normal retirement age, death or disability. The following table sets forth the accrued pension expense reflected in the December 31, 1995 financial statements based on the last actuarial valuation at December 31, 1995:

Actuarial present value of benefit obligations

     Accumulated benefit obligation
      Vested benefit obligation           $  199,599
      Non-vested liability                     5,937

                                          $  205,536

     Projected benefit obligation         $  261,759
     Plan assets at fair value               197,467
     Projected benefit obligation in
      excess of plan assets at
      December 31, 1995                       64,292
     Unrecognized net transition loss         19,802
     Unrecognized net gain                     7,153

     Accrued pension expense              $   91,247

Net pension cost for the year ended December 31, 1995 includes the following:

      Service cost                        $   88,870
      Interest cost                           12,086
      Return on assets                        16,037
      Net amortization and deferrals           6,328

                                          $  123,321


Note 3 - Pension Plan (continued)

Assumptions  used in determining pension information as  of  December
31, 1995 were:

     Discount rate                              7.5%
      Rate  of  increase in  compensation       2.5%
       levels
     Expected long-term rate of return on       7.5%
       assets


Note 4 - Sale of Assets - Subsequent Event

In  August 1996, the Company's stockholders sold all of their  common stock  of the Company in exchange for 226,752 shares of common  stock of  The  Company Doctor (TCD), two promissory notes for  a  total  of
$1,900,000  with  interest at 9.5%, due April 15, 1997  and  $700,000 cash.

In conjunction with the acquisition, TCD entered into a lease agreement with the sellers of the Company to lease the clinic building for ten years at approximately $50,000 per year.


Note 5 - Related Party Lease

Prior  to  the  sale of the Company, the Company leased its  facility from its stockholders.  Rent expense for the years ended December 31,
1995  and  1994  and  the six months ended June  30,  1996  and  1995
(unaudited)  was  approximately  $139,000,  $131,000,  $72,000,   and
$87,000, respectively.







                              September 10, 1996





Dr. Henry Calderoni
Dr. F.J. Guerra
Doctors' Inn, Incorporated
1865 Lee Travino Blvd.
El Paso, Texas  79936

Dear Gentlemen:

Enclosed  please  find  a  tentative  draft  copy  of  the  financial statements  for Doctors' Inn, Incorporated as well as the  management
representation  letter.   We  are required  to  issue  the  financial
statements  with  the  SEC  by Thursday,  September  12th  and  would appreciate  having  your  comments by 3:00  p.m.  MST  on  Wednesday,
September  11th.  In addition, please type the representation  letter on  Company letterhead, sign and fax to our office tomorrow with  the original to follow by mail.

Thank you in advance for your prompt attention to this matter.

                              Sincerely,




                              J. Lee Ehrhardt, CPA
                              Ehrhardt Keefe Steiner & Hottman PC

EKS&H/acb

Enclosures




